Exhibit 99.1

INCOME FUND
EIGHT A L.P.

PORTFOLIO OVERVIEW

SECOND QUARTER

2007

ICON Income Fund Eight A L.P.

- Second Quarter 2007 Portfolio Overview -

Dear Partner of ICON Income Fund Eight A L.P.:

ICON Income Fund Eight A L.P. (“Eight A”) raised $75,000,000 commencing with its initial offering on September 23, 1998 through the closing of the offering on May 17, 2000.  As of June 30, 2007, Eight A had 735,232 limited partnership units outstanding.  During the reporting period, Eight A continued to function in its Liquidation Period and no additional partners have been admitted since such date.

During the Fall of 2005, Eight A entered its Liquidation Period, during which its assets are being sold in the ordinary course of its operations.  The leased equipment in Eight A’s portfolio is comprised of two types of leases: (i) growth leases, where the rental cash flows have been assigned or pledged to a lender, and (ii) income leases, where Eight A retains the rental cash flows.  While income leases produce monthly cash flows, growth leases permit Eight A to retain an interest in the future value of the equipment on a leveraged equity basis.  Eight A’s general partner, ICON Capital Corp. (the “General Partner”), expected that the future value of the equipment in growth leases would be greater than Eight A’s initial cash investment.

Cash generated from these investments has facilitated Eight A’s distributions to investors.  The availability of cash used for distributions to limited partners depends on the requirements for expenses and reserves.

News Covering the Reporting Period

Global Crossing Telecommunications, Inc. (“Global Crossing”), a leading global internet protocol solutions provider, announced that it broadened the scope and reach of its VoIP services for customers around the world by extending its Global Crossing VoIP Local Service to six more European countries and three in Latin America.  (Source:  Global Crossing press release, dated June 7, 2007)

Neither Eight A nor the General Partner accept any responsibility for, or assume any liability for, any duty to update or reliance upon the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the heading “News Covering the Reporting Period.”

Portfolio Overview

Eight A’s leased equipment portfolio is comprised of investments made both directly and indirectly through joint ventures with its affiliates.  As of June 30, 2007, Eight A’s portfolio consisted primarily of:

Income leases

•  Manufacturing equipment subject to a thirty-six month lease with PlayCore Wisconsin, Inc.  The equipment is used in the manufacture of playground equipment and backyard products for consumer and commercial markets such as municipalities, parks, recreation departments, schools and other institutions.  The purchase price of the equipment was approximately $4,000,000.  The lease is scheduled to expire on December 31, 2008.

•  State-of-the-art telecommunications equipment that Eight A, along with certain of its affiliates, acquired from various vendors.  The equipment is subject to a forty-eight month lease with Global Crossing, which is scheduled to expire on March 31, 2010.  Eight A purchased its 8% ownership interest in the entity that owns the equipment for approximately $2,000,000.

Growth leases

•  A 0.8% interest in the rights to profits, losses and cash flows from an entity that owns a 50% interest in a mobile offshore drilling rig subject to lease with Rowan Companies, Inc.  In November 2004, Eight A acquired its interest for $200,000.

Unguaranteed Residual Interests

Eight A also has a $1,997,000 investment in an unguaranteed residual interest in a separate offshore drilling rig subject to lease with Rowan Companies, Inc.

Asset Dispositions

On June 25, 2007, Eight A, through its wholly-owned subsidiary, sold all of its rights in a tugboat (M/V Michigan) and oil barge (Great Lakes) to an unrelated third party for approximately $9,260,000.  The vessels were chartered to Keystone Great Lakes through January 2008.  These vessels were purchased for approximately $12,923,000, of which approximately $5,628,000 was paid by Eight A and the balance was comprised of non-recourse debt.  Approximately $4,055,000 of the sale proceeds were paid to the lender to satisfy the outstanding debt and Eight A recognized a gain on the sale of approximately $2,455,000.

10% Status Report

As of the end of the reporting period, Eight A’s investment in unguaranteed residual of an offshore drilling rig is Eight A’s only asset that individually constitutes at least 10% of the aggregate purchase price of Eight A’s asset portfolio.   As of June 30, 2007, to the best of the General Partner’s knowledge, the drilling rig is in good working order. The charter with Rowan Companies, Inc. is scheduled to expire in June 2008.

Distribution Analysis

As mentioned above, during the Fall of 2005, Eight A entered into its Liquidation Period.  From the start of the Liquidation Period through August 2006, Eight A continued to make monthly distributions at a rate of 5.375% per annum.  As of September 1, 2006, Eight A reduced its distribution rate to 3.5% per annum.  Cash available for distributions was generated substantially through cash from operations.  From the inception of the offering period, Eight A has made 105 monthly distributions to its limited partners.  During the first six months of 2007, Eight A paid to its limited partners $4,272,315 in cash distributions.  As of June 30, 2007, a $10,000 investment made at the initial closing would have received $7,407 in cumulative distributions representing a return of approximately 74% of such initial investment.

Fund Summary

Offering Period	9/23/1998 – 5/17/2000
Size of offering	$75,000,000
Original No. of Investors	2,906

Outlook and Overview

The offshore rig leased to Rowan Companies, Inc., scheduled to expire in June 2008, is the next lease scheduled to expire.  As of June 30, 2007, Eight A had $5,875,918 in cash and cash equivalents on hand.  Substantially all of Eight A’s cash flows will be derived from income leases and residual realizations.  On a monthly basis, Eight A deducts from such cash flows recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs.  The remaining cash flows are then available for monthly distribution to investors.

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Balance Sheets

ASSETS

	June 30,
	2007	December 31,
	(unaudited)	2006
Cash and cash equivalents	$5,875,918	$283,188

Investments in finance leases:
Minimum rents receivable	2,412,000	3,278,319
Estimated unguaranteed residual values	200,000	200,000
Initial direct costs, net	69,408	92,544
Unearned income	(257,855)	(450,161)

Net investments in finance leases	2,423,553	3,120,702

Investments in operating leases:
Equipment, at cost	-	26,521,700
Accumulated depreciation	-	(14,392,245)

Net investments in operating leases	-	12,129,455

Investments in joint ventures	3,531,470	3,718,407
Equipment held for sale, net	-	44,933
Other assets, net	220,277	1,721,706

Total assets	$12,051,218	$21,018,391

LIABILITIES AND PARTNERS' EQUITY

Liabilities:

Notes payable - non-recourse	$-	$6,618,975
Accrued interest payable - non-recourse	-	354,914
Accounts payable and accrued expenses	395,372	339,588
Due to General Partner and affiliates	381,322	518,986
Minority interest	-	418,241

Total liabilities	776,694	8,250,704

Commitments and contingencies

Partners' equity:
General Partner	(535,220)	(520,288)
Limited Partners (735,232 units outstanding,
$100 per unit original issue price)	11,809,744	13,287,975

Total partners' equity	11,274,524	12,767,687

Total liabilities and partners' equity	$12,051,218	$21,018,391

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Income
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenue:
Rental income	$160,092	$1,809,063	$1,969,156	$3,618,127
Finance income	88,897	167,085	192,306	373,566
Income from investments in joint ventures	52,928	57,219	106,921	104,081
Net gain on sales of equipment	2,460,629	-	1,548,969	-
Interest and other income	9,917	38	11,212	27,900

Total revenue	2,772,463	2,033,405	3,828,564	4,123,674

Expenses:
Depreciation and amortization	13,711	555,360	567,642	1,926,043
Interest	71,236	137,651	180,474	305,400
Management fees - General Partner	-	-	-	174,711
Administrative expense reimbursements - General Partner	-	-	-	139,079
General and administrative	95,273	153,095	244,747	283,137
Impairment loss	-	141,940	-	141,940
Minority interest	-	97,631	13,393	110,751

Total expenses	180,220	1,085,677	1,006,256	3,081,061

Net income	$2,592,243	$947,728	$2,822,308	$1,042,613

Net income allocable to:
Limited Partners	$2,566,321	$938,251	$2,794,085	$1,032,187
General Partner	25,922	9,477	28,223	10,426

	$2,592,243	$947,728	$2,822,308	$1,042,613

Weighted average number of limited partnership
units outstanding	735,232	735,232	735,232	735,633

Net income per weighted average
limited partnership unit	$3.49	$1.28	$3.80	$1.40

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statement of Changes in Partners' Equity
Year Ended December 31, 2006 and for the Three and Six Months Ended June 30, 2007
(unaudited)

	Limited Partner			Total
	Units	Limited	General	Partners'
	Outstanding	Partners	Partner	Equity
Balance, January 1, 2006	736,882	$13,676,869	$(517,128)	$13,159,741

Limited partnership units redeemed	(1,650)	(77,210)	-	(77,210)
Cash distributions to partners	-	(3,496,273)	(35,328)	(3,531,601)
Net income	-	3,184,589	32,168	3,216,757

Balance, December 31, 2006	735,232	13,287,975	(520,288)	12,767,687

Cash distributions to partners	-	(643,328)	(6,500)	(649,828)
Net income	-	227,764	2,301	230,065

Balance, March 31, 2007	735,232	12,872,411	(524,487)	12,347,924

Cash distributions to partners	-	(3,628,987)	(36,656)	(3,665,643)
Net income	-	2,566,321	25,922	2,592,243

Balance, June 30, 2007	735,232	$11,809,745	$(535,221)	$11,274,524

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
Six Months Ended June 30,
(unaudited)

	2007	2006
Cash flows from operating activities:
Net income	$2,822,308	$1,042,613
Adjustments to reconcile net income to net cash provided by
operating activities:
Rental income paid directly to lenders by lessees	(1,969,156)	(3,618,127)
Finance income	(192,306)	(373,566)
Net gain on sales of equipment	(1,548,969)	-
Income from investments in joint ventures	(106,921)	(104,081)
Depreciation and amortization	567,642	1,926,043
Interest expense on non-recourse financing paid directly
to lenders by lessees	180,474	305,400
Impairment loss	-	141,940
Minority interest	13,393	110,751
Changes in operating assets and liabilities:
Collection of principal - non-financed receivables	866,319	1,311,880
Other assets	(16,956)	34,735
Due to General Partner and affiliates, net	(137,664)	120,324
Accounts payable and other liabilities	43,963	(139,376)

Net cash provided by operating activities	522,127	758,536

Cash flows from investing activities:
Proceeds from sales of equipment	9,518,116	21,561
Distributions received from joint ventures	293,958	210,143

Net cash provided by investing activities	9,812,074	231,704

Cash flows from financing activities:
Cash distributions to partners	(4,315,471)	(1,990,441)
Distributions to joint ventures	(426,000)	-
Redemption of limited partnership units	-	(77,210)
Due to General Partner and affiliates, net	-	15,000

Net cash used in financing activities	(4,741,471)	(2,052,651)

Net increase (decrease) in cash and cash equivalents	5,592,730	(1,062,411)
Cash and cash equivalents, beginning of the period	283,188	1,534,864

Cash and cash equivalents, end of the period	$5,875,918	$472,453

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$18,688	$-

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid directly to lenders by third parties	$7,154,362	$3,138,048

Transactions with Related Parties

Prior to April 1, 2006, in accordance with the terms of the Limited Partnership Agreement, Eight A paid the General Partner (i) management fees ranging from 1% to 7% based on a percentage of the rental payments received either directly by Eight A or through joint ventures and (ii) acquisition fees of 3% calculated based on the gross value of Eight A’s acquisition transactions.  In addition, the General Partner was reimbursed for administrative expenses incurred by it in connection with Eight A's operations.  Although the General Partner continues to provide services, effective April 1, 2006, the General Partner waived its rights to future management fees and administrative expense reimbursements.

The General Partner performs certain services relating to the management of Eight A’s equipment leasing activities.  Such services include the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaison with and general supervision of lessees to assure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by the General Partner and necessary to Eight A’s operations.  These costs include the General Partner’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to Eight A based upon the percentage of time such personnel dedicate to Eight A.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the General Partner.

The General Partner also has a 1% interest in Eight A’s profits, losses, cash distributions and distribution proceeds. Eight A paid distributions to the General Partner of $43,156 during the six months ended June 30, 2007 and $35,328 for the year ended December 31, 2006. The General Partner’s interest in Eight A’s net income for the three months ended June 30, 2007 and 2006 was $25,922 and $9,477, respectively.  The General Partner’s interest in Eight A’s net income for the six months ended June 30, 2007 and 2006 was $28,223 and $10,426, respectively.

Eight A paid the General Partner $190,000 in March 2007, for an amount that was previously advanced in 2006. At June 30, 2007, Eight A has a payable to the General Partner of approximately $374,000.

Fees and other expenses charged to operations by Eight A and paid or accrued to the General Partner or its affiliates for the six months ended June 30, 2007 and 2006 were as follows:
			Six Months Ended
			June 30,
			(unaudited)
Entity	Capacity	Description	2007	2006
ICON Capital Corp.	General Partner	Management fees	$-	$174,711
ICON Capital Corp.	General Partner	Administrative expense reimbursements	-	139,079

			$-	$313,790

*Limited Partners may obtain a summary of administrative expense reimbursements upon request.

Your participation in Eight A is greatly appreciated and we look forward to sharing future successes.

Sincerely,

ICON Capital Corp., General Partner

Thomas W. Martin
Chairman, Chief Executive Officer and President

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws.  Please be advised that, unless required by a regulatory authority such as the NASD or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA.  These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of  similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

• Visiting www.iconcapital.com
or
• Visiting www.sec.gov
or
• Writing us at: PO Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep Eight A’s expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available on your request.